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                                                                    EXHIBIT 21.1

                        SUBSIDIARIES OF THE REGISTRANT
                        ------------------------------


                                                        State/Country of
                                                        ----------------
                                                         Incorporation
                                                         -------------

CULLIGAN INTERNATIONAL COMPANY                               Delaware
   Bruner Corporation                                        Delaware
   Burr Ridge Insurance Company                              Vermont
   Culligan of Canada, Ltd.                                  Canada
    Culligan Water Conditioning (Ontario) Ltd.               Canada
    Water Conditioning Finance Ltd.                          Canada
   Culligan Consumer Direct, Inc.                            Delaware
   Culligan Des Plaines Valley Water Conditioning, Inc.      Illinois
   Culligan Distribution Services, Inc.                      Iowa
   Culligan Dutchess-Putnam Water Conditioning, Inc.         New York
   Culligan Espana S.A.                                      Spain
   Culligan of Florida, Inc.                                 Florida
   Culligan France S.A.                                      France
    Aqua France Comte                                        France
    Culligan Aquitaine                                       France
    Culligan Somme-Oise                                      France
    S.A. Pierre Moret                                        France
    Societe De Traitement Des Eaux Du Littoral               France
    Societe E.A.U.                                           France
    Sofadim, S.A.                                            France
    Technino                                                 France
   Culligan Hungary Vizkezelesi Rt                           Hungary
   Culligan International (UK) Ltd.                          England
     Dewplan Limited                                         England
   Culligan Italiana S.p.A.                                  Italy
   Culligan N.V.                                             Belgium
   Culligan Operating Services, Inc.                         Delaware
   Culligan Peninsula Industrial Water Conditioning Co.      California
   Culligan Sales Company, Inc.                              Delaware
   Culligan (Switzerland) S.A.                               Switzerland
   Culligan Water Company, Inc.                              Delaware
   Culligan Water Company of Nebraska, Inc.                  Delaware
   Culligan Water Company of San Diego, Inc.                 Delaware
   Culligan Water Company of Washington, Inc.                Delaware
   Culligan Water Conditioning, Inc.                         Wisconsin
   Culligan Water Conditioning of Battle Creek, Inc.         Michigan
   Culligan Water Conditioning of Butler, Inc.               Pennsylvania
   Culligan Water Conditioning of Greater Detroit            Michigan
   Culligan Water Conditioning of Houston, Inc.              Texas
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   Culligan Water Conditioning of Orange County              California
   Culligan Water Conditioning of South Bend, Inc.           Indiana
   Culligan Water Conditioning of Tippecanoe County, Inc.    Indiana
   CWC Finance Corp.                                         Illinois
   CWC, Inc.                                                 New Jersey
   CWC International, Inc.                                   Delaware
   CWG, Inc.                                                 Delaware
    Culligan Wassertechnik GmbH                              Germany
   CWM International, Inc.                                   Delaware
    Culligan de Mexico S.A. de C.V.                          Mexico
   Dallas-Ft. Worth Water Quality, Inc.                      Texas
   Enerserve N.V.                                            Netherland
                                                             Antilles
   Enerserve (Antigua) Limited                               Antigua and
                                                             Barbuda
   Enersave Company Limited                                  Anguilla,
                                                             West Indies
   Everpure, Inc.                                            Nevada
    Everpure Japan, Inc.                                     Japan
    N.V. Everpure (Europe) S.A.                              Belgium
   Greater Chicago Culligan Water Conditioning, Inc.         Illinois
   High Quality Water Service, Inc.                          California
   Indiana Soft Water Services, Inc.                         Indiana
   Inland Empire Dealership Property, Inc.                   California
   Layton Soft Water, Inc.                                   California
   Layton Manufacturing Corp.                                California
   St. Louis Soft Water Service, Inc.                        Missouri
   Santa Barbara Dealership Property, Inc.                   California
   Sparkling S.A.                                            Argentina
   Ultrapure Systems, Inc.                                   Minnesota